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                                                                                               Exhibit 21

                            THERMOSPECTRA CORPORATION

                         Subsidiaries of the Registrant
      At February 28, 1999, the Registrant owned the following companies:

Name                                                           State or                        Registrant's
                                                           Jurisdiction                                % of
                                                       of Incorporation                           Ownership
------------------------------------ ----------------------------------- -----------------------------------

Gould Instrument Systems, Inc.                                     Ohio                                100%
Kevex Instruments Inc.                                         Delaware                                100%
Kevex X-Ray Inc.                                               Delaware                                100%
NesLab Instruments Europa BV                            The Netherlands                                100%
NesLab Instruments, Inc.                                  New Hampshire                                100%
NesLab Instruments Limited                                      England                                100%
Nicolet Instrument Technologies                               Wisconsin                                100%
Inc.
NORAN Instruments Inc.                                        Wisconsin                                100%
ThermoMicroscopes Corp.                                      California                                100%
  ThermoMicroscopes S.A.                                    Switzerland                                100%
  PSI Virgin Islands Incorporated                   U.S. Virgin Islands                                100%
Sierra Research and Technology,                                Delaware                                100%
Inc.
ThermoSpectra B.V.                                      The Netherlands                                100%
  Nicolet Technologies B.V.                             The Netherlands                                100%
    Bakker Electronics Limited                           United Kingdom                                100%
  NORAN Instruments B.V.                                The Netherlands                                100%
ThermoSpectra GmbH                                              Germany                                100%
  Gould Nicolet Messtechnik GmbH                                Germany                                100%
    NORAN Instruments GmbH                                      Germany                                100%
  ThermoMicroscopes GmbH                                        Germany                                100%
ThermoSpectra Limited                                    United Kingdom                                100%
  Nicolet Technologies Ltd.                              United Kingdom                                100%
ThermoSpectra S.A.                                               France                                100%
  Nicolet Technologies S.A.R.L.                                  France                                100%


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